UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Expressway Drive South, Brentwood, New York		11717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) Compensatory Arrangement of Certain Officers

As previously disclosed, Mr. Richard Setian, Ms. Cynthia E. Bell and Mr. Charles L. Kelly have been appointed to the newly created positions of President and General Manager of three new strategic business units. On May 22, 2012, the Company’s Board of Directors approved their respective compensation packages, which will become effective on July 1, 2012.

Mr. Richard Setian will be entitled to receive the following payments and benefits: (i) a base salary at an annual rate of $300,000; (ii) a guaranteed salary adjustment of $120,240 payable in various increments during the fiscal year ended March 31, 2013; (iii) a bonus of up to 50% of his base salary; (iv) an auto allowance; and (v) participation in the benefit plans and programs of the Company that are generally applicable to employees or to senior executives. Mr. Setian will also be eligible to receive annual stock option awards, restricted stock, and/or other equity based compensation as determined by the Company’s Compensation Committee of the Board of Directors.

Ms. Cynthia E. Bell will be entitled to receive the following payments and benefits: (i) a base salary at an annual rate of $175,000; (ii) a bonus of up to 50% of her base salary; (iii) an auto allowance; and (iv) participation in the benefit plans and programs of the Company that are generally applicable to employees or to senior executives. Ms. Bell will also be eligible to receive annual stock option awards, restricted stock, and/or other equity based compensation as determined by the Company’s Compensation Committee of the Board of Directors.

Mr. Charles L. Kelly will be entitled to receive the following payments and benefits: (i) a base salary at an annual rate of $300,000; (ii) a guaranteed salary adjustment of $50,000 payable in various increments during the fiscal year ended March 31, 2013; (iii) a bonus of up to 50% of his base salary; (iv) an auto allowance; and (v) participation in the benefit plans and programs of the Company that are generally applicable to employees or to senior executives. Mr. Kelly will also be eligible to receive annual stock option awards, restricted stock, and/or other equity based compensation as determined by the Company’s Compensation Committee of the Board of Directors.

The Company has previously entered into a change in control agreement with Mr. Setian and Mr. Kelly and such agreements remain in force. On May 25, 2012, the Company entered into a change in control agreement with Ms. Bell and Mr. John Sheffield, the Company’s Chief Financial Officer. These agreements with Ms. Bell and Mr. Sheffield are materially similar to the Company’s form of such agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ John Sheffield
John Sheffield
Chief Financial Officer

Dated: May 25, 2012